EXHIBIT 99.1

II-VI Incorporated Reports Fiscal First Quarter Earnings; Receives Regulatory Approval for the Acquisition of Oclaro's Fiber Amplifier and Micro-Optics Business

PITTSBURGH, Oct. 29, 2013 (GLOBE NEWSWIRE) -- II-VI Incorporated (Nasdaq:IIVI) today reported results for its first fiscal quarter ended September 30, 2013.

On September 12, 2013, the Company acquired the Switzerland-based semiconductor laser business (the "Business") of Oclaro, Inc. (Nasdaq:OCLR). The Business, renamed II-VI Laser Enterprise, has been included in the Company's newly created Active Optical Products segment. The results for the quarter ended September 30, 2013 include the operating performance of the Business only since the date of its acquisition. Transaction-related expenses associated with the acquisition of the Business, which are included in selling, general and administrative expenses, were $3.3 million, or $0.05 per share-diluted, for the quarter ended September 30, 2013.

Bookings for the quarter increased 25% to $143.5 million, compared to $114.4 million in the first quarter of last fiscal year. Bookings are defined as customer orders received that are expected to be converted into revenues during the next 12 months.

Revenues for the quarter increased 14% to $151.2 million from $132.3 million in the first quarter of last fiscal year.

Net earnings for the quarter were $9.7 million, or $0.15 per share-diluted, compared to net earnings of $12.7 million, or $0.20 per share-diluted, in the first quarter of last fiscal year. As noted above, transaction-related expenses for the quarter ended September 30, 2013 were $0.05 per share-diluted. See the reconciliation of reported net earnings to non-GAAP net earnings on the last page of this earnings release.

Francis J. Kramer, president and chief executive officer said, "We are reporting solid operating results for the quarter while we continue to integrate recent acquisitions. We believe these results validate our strategy of investing in vertically-integrated worldwide manufacturing operations. All four of our established business segments contributed positive earnings for the quarter led by Infrared Optics. In our Military & Materials segment, we have begun to realize the benefits of restructuring activities at Pacific Rare Specialty Metals & Chemicals and, for the first time since September 2011, that business achieved positive net earnings. M-Cubed, a business we acquired one year ago, made significant contributions to bookings, revenues and earnings in the Advanced Products Group."

Kramer continued, "We are making good progress on integrating II-VI Laser Enterprise, our newly-acquired Switzerland-based semiconductor laser business, and are investing substantial resources to build on its history of technological innovation in the laser industry. We recently announced an agreement to purchase Oclaro, Inc.'s fiber amplifier and micro-optics business; since these assets complement our existing technologies, they will enable us to introduce new products across multiple applications and markets. In addition, the considerable assets purchased from Oclaro add strategic value through vertical integration, an infusion of new products for sale through existing channels, substantial expansion of our fiber laser product portfolio, manufacturing synergies with Photop, and intellectual property resources of more than 400 patents and license agreements."

Kramer concluded, "Our financial fundamentals remain solid. We continue to generate strong cash flows from operations while existing cash reserves and borrowing capacity enable us to execute our strategy of global leadership in engineered materials and opto-electronic components. While our December 2013 quarter will continue to be impacted by transaction-related and purchase accounting expenses from our recent acquisition activities, the second half of fiscal year 2014 appears promising."

As discussed below under "Use of Non-GAAP Financial Measures," the Company is presenting Non-GAAP financial measures in this release. Investors should consider adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with generally accepted accounting principles ("GAAP"). Please refer to the attached reconciliation between GAAP and adjusted financial measures prepared in accordance with GAAP and the Non-GAAP adjusted financial measures.

Segment Information

The following segment information includes segment earnings (defined as earnings before income taxes, interest expense and other expense or income, net). Management believes segment earnings are a useful performance measure because they reflect the results of segment performance over which management has direct control.

The Company completed the following recent acquisitions; the results are included in segment information as follows:

  M Cubed Technologies, Inc. in the Advanced Products Group on November 1, 2012,
  The thin-film filter business and interleaver product line of Oclaro, Inc. with Photop Technologies in the Near-Infrared Optics segment on December 3, 2012,
  LightWorks Optics, Inc. (LightWorks) in the Military & Materials segment on December 21, 2012, and
  Semiconductor laser business of Oclaro, Inc. in the newly created Active Optical Products segment on September 12, 2013.

	Three Months Ended
	September 30,
$ Millions, except %	2013	2012	% Increase (Decrease)

Bookings:
Infrared Optics	$ 47.4	$ 47.5	--%
Near-Infrared Optics	40.8	35.1	16%
Military & Materials	21.8	17.8	23%
Advanced Products Group	30.0	14.0	114%
Active Optical Products	3.5	--	--%
Total Bookings	$ 143.5	$ 114.4	25%

Revenues:
Infrared Optics	$ 52.6	$ 51.6	2%
Near-Infrared Optics	39.9	40.6	(2)%
Military & Materials	27.4	23.9	15%
Advanced Products Group	26.5	16.2	64%
Active Optical Products	4.8	--	--%
Total Revenues	$ 151.2	$ 132.3	14%

Segment Earnings (Loss):
Infrared Optics	$ 10.8	$ 11.8	(8)%
Near-Infrared Optics	3.1	7.7	(60)%
Military & Materials	3.4	(2.1)	262%
Advanced Products Group	0.3	(0.8)	138%
Active Optical Products	(4.1)	--	--%
Total Segment Earnings	$ 13.5	$ 16.6	(19)%

Other Selected Financial Information

The following other selected financial information includes earnings before interest, income taxes, depreciation and amortization (EBITDA). The Company believes EBITDA is a useful performance measure because it reflects operating profitability before certain non-operating expenses and non-cash charges.

Three Months Ended
September 30,
$ Millions, except share information	2013	2012

EBITDA	$ 25.2	$ 26.4
Cash paid for capital expenditures	$ 6.6	$ 5.9
Net borrowings on indebtedness	$ 97.0	$ 5.0
Share-based compensation expense, pre-tax	$ 4.1	$ 3.5
Cash paid for shares repurchased through the Company's share repurchase program	$ --	$ 5.9
Shares repurchased through the Company's share repurchase program	--	317,042

Update on Acquisition of Oclaro, Inc. Fiber Amplifier and Micro-Optics Business

It was previously announced on October 10, 2013 that the Company had signed an asset purchase agreement to acquire the fiber amplifier and micro-optics business of Oclaro, Inc., the closing of which was dependent on the satisfaction of certain conditions, including receipt of various regulatory approvals. The Company announced today that it has received all of the necessary regulatory approvals required to complete the acquisition of the business, and as such, the currently expected closing date for the transaction is November 1, 2013. At closing, the Company will pay $79.6 million in cash to Oclaro, $4 million of cash will be held back by the Company until December 31, 2014, and the remaining $5 million was previously paid to Oclaro on September 12, 2013 as an option to purchase the fiber amplifier and micro-optics business for a total transaction value of $88.6 million.

Outlook

For the second fiscal quarter ending December 31, 2013, the Company currently forecasts revenues to range from $170 million to $178 million and earnings per share to range from $0.12 to $0.15. Comparable results for the quarter ended December 31, 2012 were revenues of $125.9 million and earnings per share of $0.19. For the fiscal year ending June 30, 2014, the Company currently expects revenues to range from $730 million to $740 million and earnings per share to range from $0.75 to $0.82. Comparable results for the year ended June 30, 2013 were revenues of $558.4 million and earnings per share of $0.80. The forecasts for the quarter ending December 31, 2013 and the fiscal year ending June 30, 2014 assume that the fiber amplifier and micro-optics business transaction closes effective November 1, 2013. As discussed in more detail below, actual results may differ from these forecasts due to various factors including, but not limited to, changes in product demand, competition and general economic conditions.

Webcast Information

The Company will host a conference call at 9:00 a.m. Eastern Time on Tuesday, October 29, 2013 to discuss these results. The conference call will be broadcast live over the internet and can be accessed by all interested parties from the Company's web site at www.ii-vi.com as well as at http://tinyurl.com/muop8bc. A replay of the webcast will be available for 2 weeks following the call.

Use of Non-GAAP Financial Measures

The Company has disclosed adjusted financial measurements in this press release that present financial information that is not in accordance with GAAP. These measurements are not a substitute for GAAP measurements, although the Company's management uses these measurements as an aid in monitoring the Company's on-going financial performance. The adjusted Non-GAAP net earnings attributable to II-VI Incorporated and adjusted Non-GAAP earnings per share measure the earnings of the Company excluding unusual items that are considered by management to be outside of the normal on-going operations of the Company. There are limitations with the use of Non-GAAP financial measures, including that Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies, that there can be no assurance that excluded items in the Non-GAAP financial measures will not occur in the future and that there could be cash costs associated with items excluded in the Non-GAAP financial measures. The Company compensates for these limitations by using these Non-GAAP financial measures as supplements to GAAP financial measures and by providing the reconciliations of the Non-GAAP financial measures to their most comparable GAAP financial measures. Investors should consider adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

About II-VI Incorporated

II-VI Incorporated, a global leader in engineered materials and opto-electronic components, is a vertically-integrated manufacturing company that creates and markets products for diversified markets including industrial manufacturing, optical communications, military and aerospace, high-power electronics, semiconductor laser and thermoelectronics applications. Headquartered in Saxonburg, Pennsylvania, with manufacturing, sales, and distribution facilities worldwide, the Company produces numerous crystalline compounds including zinc selenide for infrared laser optics, silicon carbide for high-power electronic and microwave applications, and bismuth telluride for thermoelectric coolers.

In the Company's infrared optics business, II-VI Infrared manufactures optical and opto-electronic components for industrial laser and thermal imaging systems and HIGHYAG Lasertechnologie GmbH (HIGHYAG) manufactures fiber-delivered beam delivery systems and processing tools for industrial lasers.

In the Company's near-infrared optics business, Photop Technologies, Inc. (Photop) manufactures crystal materials, optics, microchip lasers and opto-electronic modules for use in optical communication networks and other diverse consumer and commercial applications. Photop Aegis, Inc. (Aegis) manufactures tunable optical devices required for high speed optical networks that provide the bandwidth expansion necessary for increasing internet traffic. Through its Australian subsidiary, Photop AOFR Pty Limited, Aegis also manufactures fused fiber components, including those required for fiber lasers for material processing applications, as well as optical couplers used primarily in the optical communication industry.

In the Company's military & materials business, LightWorks Optical Systems, Inc. (formerly Exotic Electro-Optics and LightWorks Optics, Inc.) manufactures products for military applications and precision optical systems, and components for defense, aerospace, industrial and life science applications. Pacific Rare Specialty Metals & Chemicals (PRM) produces and refines a rare earth element and selenium, Max Levy Autograph, Inc. (MLA) manufactures micro-fine conductive mesh patterns for optical, mechanical and ceramic components for applications such as circuitry, metrology standards, targeting calibration and suppression of electro-magnetic interference. VLOC manufactures near-infrared and visible light products for military applications and laser gain materials and products for solid-state YAG and YLF lasers.

In the Company's advanced products group, the Wide Bandgap Materials (WBG) group manufactures and markets single crystal silicon carbide substrates for use in the solid-state lighting, wireless infrastructure, RF electronics and power switching industries. Marlow Industries, Inc. (Marlow) designs and manufactures thermoelectric cooling and power generation solutions for use in defense, space, photonics, telecommunications, medical, consumer and industrial markets. Worldwide Materials Group (WMG) provides expertise in materials development, process development and manufacturing scale up. M Cubed Technologies, Inc. (M Cubed) develops and markets advanced composite materials serving the semiconductor, display, industrial and defense markets.

In the Company's active optical products segment, II-VI Laser Enterprise GmbH is an industry-leading manufacturer of high-power semiconductor laser components enabling fiber and direct diode laser systems for material processing, medical, consumer and printing applications. In addition, II-VI Laser Enterprise manufactures pump lasers for optical amplifiers for both terrestrial and submarine applications and vertical cavity surface emitting lasers (VCSELS) for optical navigation, optical interconnects and optical sensing applications.

Forward-looking Statements

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company's performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management's expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and global economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above to prove to be correct; (ii) the risks relating to forward-looking statements and other "Risk Factors" discussed in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2013; (iii) the purchasing patterns from customers and end-users; (iv) the timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the Company's ability to assimilate recently acquired businesses, and risks, costs and uncertainties associated with such acquisitions; and/or (vii) the Company's ability to devise and execute strategies to respond to market conditions. The Company disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events or developments, or otherwise.

II-VI Incorporated and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)
($000 except per share data)

	Three Months Ended
	September 30,
	2013	2012
Revenues
Net sales:
Domestic	$ 63,690	$ 52,283
International	87,482	80,009
Total Revenues	151,172	132,292

Costs, Expenses & Other Expense (Income)
Cost of goods sold	94,826	83,457
Internal research and development	7,747	5,585
Selling, general and administrative	35,112	26,656
Interest expense	483	36
Other expense (income), net	67	(761)
Total Costs, Expenses, and Other Expense (Income)	138,235	114,973

Earnings Before Income Taxes	12,937	17,319

Income Taxes	3,243	4,187

Net Earnings	9,694	13,132
Less: Net Earnings Attributable to Noncontrolling Interests	--	414
Net Earnings Attributable to II-VI Incorporated	$ 9,694	$ 12,718
Net Earnings Attributable to II-VI Incorporated Diluted Earnings Per Share:	$ 0.15	$ 0.20
Net Earnings Attributable to II-VI Incorporated Basic Earnings Per Share:	$ 0.16	$ 0.20

Average Shares Outstanding - Diluted	63,947	64,199
Average Shares Outstanding - Basic	62,379	62,786

II-VI Incorporated and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
($000)
	September 30,	June 30,
	2013	2013
Assets
Current Assets
Cash and cash equivalents	$ 195,207	$ 185,433
Accounts receivable	102,782	107,173
Inventories	167,563	141,859
Deferred income taxes	10,472	10,794
Prepaid and refundable income taxes	4,037	4,543
Prepaid and other current assets	12,716	11,342
Total Current Assets	492,777	461,144
Property, plant & equipment, net	195,911	170,672
Goodwill	162,051	123,352
Other intangible assets, net	117,180	86,701
Investment	11,461	11,203
Deferred income taxes	6,060	2,696
Other assets	14,078	8,034
Total Assets	$ 999,518	$ 863,802

Liabilities and Shareholders' Equity
Current Liabilities
Current portion of long-term debt	$ 20,000	$ --
Accounts payable	27,472	23,617
Accruals and other current liabilities	59,076	70,817
Total Current Liabilities	106,548	94,434
Long-term debt	191,072	114,036
Deferred income taxes	17,192	4,095
Other liabilities	30,498	15,129
Total Liabilities	345,310	227,694
Total Shareholders' Equity	654,208	636,108
Total Liabilities and Shareholders' Equity	$ 999,518	$ 863,802

II-VI Incorporated and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
($000)
	Three Months Ended
	September 30,
	2013	2012
Net cash provided by operating activities	$ 24,387	$ 23,185

Cash Flows from Investing Activities
Additions to property, plant and equipment	(6,573)	(5,929)
Purchase of business, net of cash acquired	(90,601)	--
Payment of option to acquire business	(5,000)	--
Other investing activities	--	42
Net cash used in investing activities	(102,174)	(5,887)

Cash Flows from Financing Activities
Proceeds from borrowings	103,000	6,000
Payments on borrowings	(6,000)	(1,000)
Payment on earn-out arrangement	(2,200)	--
Payment of redeemable noncontrolling interest	(8,789)	--
Proceeds from exercises of stock options	2,498	1,083
Purchases of treasury stock	--	(5,899)
Payment of deferred financing costs	(950)	--
Minimum tax withholding requirements	(718)	(137)
Excess tax benefits from share-based compensation expense	361	387
Net cash provided by financing activities	87,202	434

Effect of exchange rate changes on cash and cash equivalents	359	(65)

Net increase in cash and cash equivalents	9,774	17,667

Cash and Cash Equivalents at Beginning of Period	185,433	134,944
Cash and Cash Equivalents at End of Period	$ 195,207	$ 152,611

II-VI Incorporated and Subsidiaries
Reconciliation of Selected Non-GAAP Financial Measurements
($million except per share amounts)

Reconciliation of Reported Net Earnings to Non-GAAP Net Earnings
(Unaudited)

	Three Months Ended
	September 30,
	2013	2012

Reported Net Earnings Attributable to II-VI Incorporated	$ 9.7	$ 12.7

Add back:
Write-downs of tellurium and selenium inventory	0.7	0.5
Acquisition transaction expenses	3.5	--
Income tax impact on unusual items	(0.2)	--
Adjusted Non-GAAP Net Earnings Attributable to II-VI Incorporated	$ 13.7	$ 13.2

Per share data:
Net Earnings Attributable to II-VI Incorporated:
Net Earnings Attributable to II-VI Incorporated Diluted Earnings Per Share:	$ 0.15	$ 0.20
Net Earnings Attributable to II-VI Incorporated Basic Earnings Per Share:	$ 0.16	$ 0.20

Per share, After-Tax Impact of Unusual Items on:
Net Earnings Attributable to II-VI Incorporated Diluted Earnings Per Share:	$ 0.06	$ 0.01
Net Earnings Attributable to II-VI Incorporated Basic Earnings Per Share:	$ 0.06	$ 0.01

Adjusted Non-GAAP Net Earnings Attributable to II-VI Incorporated:
Adjusted Non-GAAP Net Earnings Diluted Earnings Per Share:	$ 0.21	$ 0.21
Adjusted Non-GAAP Net Earnings Basic Earnings Per Share:	$ 0.22	$0.21

Below is a reconciliation of the Segment Earnings and EBITDA reported in this press release to reported Net Earnings.

Reconciliation of Segment	Three Months Ended
Earnings and EBITDA to Net Earnings	September 30,
	2013	2012

Total Segment Earnings	$ 13.5	$ 16.6
Interest expense	0.5	0.1
Other expense (income), net	0.1	(0.8)
Income taxes	3.2	4.2
Net earnings	$ 9.7	$ 13.1

EBITDA	$ 25.2	$ 26.4
Interest expense	0.5	0.1
Depreciation and amortization	11.8	9.0
Income taxes	3.2	4.2
Net earnings	$ 9.7	$ 13.1
CONTACT: II-VI Incorporated
         Craig A. Creaturo, Chief Financial Officer and Treasurer
         (724) 352-4455
         ccreaturo@ii-vi.com